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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Concrete Casting Incorporated (formerly known as Staco, Incorporated), of our report dated May 2, 2001, relating to the December 31, 2000 financial statements of Staco, Incorporated (now known as Concrete Casting Incorporated), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".





PRITCHETT,  SILER  &  HARDY,  P.C.

Salt  Lake  City,  Utah
January  22,  2003